Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@cpa-ezxl.com T 727.421.6268 F 727.674.0511

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, of the report dated June 30, 2010 relative to the financial statements of Superior Venture Corporation, as of April 30, 2010 and for the period April 27, 2010 (date of inception) through April 30, 2010.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

/s/ Peter Messineo

Peter Messineo, CPA

Palm Harbor Florida

July 15, 2010